Escrow Agreement

This Escrow Agreement (this “Agreement”) dated as of March 7, 2022 (the Effective Date”), is entered into by and among (i) ZHRH Corporation, a Nevada corporation (“ZHRH”); (ii) James P. Bond (“Buyer”); and (iii) Anthony L.G., PLLC (the “Escrow Agent”). ZHRH and Buyer may be collectively referred to herein as the “Transaction Parties” and each individually as a “Transaction Party”. The Escrow Agent and the Transaction Parties may be collectively referred to herein as the “Parties” and each individually as a “Party”.

WHEREAS, the Transaction Parties are parties to that certain Note Purchase Agreement dated as of the Effective Date (the “NPA”);

WHEREAS, pursuant to the terms of the NPA, Buyer has agreed to acquire a Convertible Promissory Note of the Company (the “Note”);

WHEREAS, the Transaction Parties desire to establish an escrow account with the Escrow Agent into which Buyer shall deposit the Purchase Price (as defined in the NPA) to be paid to ZHRH at the Closing (as defined in the NPA) and Escrow Agent is willing to accept said funds and other instruments for the payment of money in accordance with the terms hereinafter set forth;

WHEREAS, the Transaction Parties represent and warrant to the Escrow Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to the sale of the Note; and

WHEREAS, the Transaction Parties represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement;

NOW, THEREFORE, IT IS AGREED as follows:

1.	Delivery of Escrow Funds.

(a)	The Parties acknowledge that on the Effective Date, the Buyer shall deliver to the Escrow Agent the sum of $30,000, constituting the “Purchase Price” pursuant to the instructions as set forth in Section 1(b), which shall be deposited into a non-interest-bearing account at the Chase Bank (the “Bank”) entitled “Anthony L.G., PLLC IOTA Trust Account” (the “Escrow Account”). As set forth in the Agreement, Escrow Agent shall withhold from the Purchase Price the costs and fees due to the Escrow Agent pursuant to this Agreement and such other fees and expenses as are due and payable to Escrow Agent as of the Effective Date, and shall advance the remaining amount to ZHRH pursuant to wire instructions previously provided by ZHRH to the Escrow Agent, and no additional instructions or authorizations shall be required from either ZHRH or the Buyer with respect thereto.

(b)	The wire instructions for the Escrow Account are as follows:

For Domestic Wires:

Chase Bank

270 Park Ave

NY, NY 10017

ABA# 021000021

For Credit To: Anthony L.G., PLLC IOTA Trust Account

Account Number – 201306203

Please include the following on the subject or reference line on all incoming wires:

Re: Anthony L.G., PLLC as Escrow Agent for ZHRH- James P. Bond

For International Wires:

Chase Bank

270 Park Ave

NY, NY 10017

Swift Code CHASUS33

For Credit To: Anthony L.G., PLLC IOTA Trust Account

Account Number – 201306203

Please include the following on the subject or reference line on all incoming wires:

Re: Anthony L.G., PLLC as Escrow Agent for ZHRH- James P. Bond

(c)	The amount of the Purchase Price as deposited into the Escrow Account are referred to as the “Escrow Funds”.

(d)	The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to Buyer and advise the Transaction Parties thereof.

(e)	The Escrow Agent shall provide to each Transaction Party confirmation of all funds that are accepted into or released from the Escrow Account, and, upon closing of the Escrow Account, an accounting of all funds accepted into or released from the Escrow Account.

2.	Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)	The Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A, attached hereto and made a part hereof, in a form and substance reasonably satisfactory to the Escrow Agent that the Closing is occurring, received from each of the Transaction Parties with respect to disbursements at the Closing, pay the Escrow Funds in accordance with such written instructions. ZHRH acknowledges and agrees that any disbursements to ZHRH at the Closing will be reduced by the amount of any fees and costs due by ZHRH to Escrow Agent as of such time, and such amount shall be paid to Escrow Agent at such time.

(b)	Any payment or payments hereunder shall be made by wire transfer within one (1) Business Day of receipt of such written instructions, which must be received by the Escrow Agent no later than 3:00 PM Eastern Time on a Business Day for the Escrow Agent to process such instructions that Business Day. The Transaction Parties agree that each wire payment disbursed by Escrow Agent hereunder shall be subject to a fee of $45.00.

(c)	If any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately precedes that date. A “Business Day” is any day other than a Saturday, Sunday or a Bank holiday.

3.	Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)	The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by any Transaction Party to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of each Transaction Party are set forth on the signature pages of such Transaction Parties. Each Transaction Party may each remove or add one or more of its authorized signers stated on such signature pages by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)	The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)	The Transaction Parties agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)	In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e)	The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4.	Escrow Account Statements and Information. The Escrow Agent agrees to send to ZHRH and Buyer a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients, and to also provide ZHRH and Buyer upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. Each of ZHRH and Buyer agrees to complete and sign all forms or agreements required by the Escrow Agent for that purpose. Further, each of the Transaction Parties may receive e-mail notification of incoming and outgoing wire transfers of requested and subsequently approved by the Escrow Agent, in which case each Transaction Party agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. Each Transaction party consents to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5.	Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to each Transaction Party. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depository the Escrow Funds that it receives until the end of such thirty (30)-day period. In such event, the Escrow Agent shall not take any action until the Transaction Parties have jointly designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by each of the Transaction Parties, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6.	Termination. The Transaction Parties may, together, terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice. In the event of such termination, the Transaction Parties shall, within thirty (30) days of such notice, jointly appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by each of the Transaction Parties, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if Transaction Parties fail to appoint a successor escrow agent within such thirty (30) day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

7.	Investment. All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at the Bank.

8.	Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $2,500.00, which fee shall be paid upon execution of this Agreement by the Company. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any disbursements hereunder, the Escrow Agent shall advise the Transaction Parties that the Escrow Agent shall retain the funds from such disbursement and shall thereafter have the right to retain such funds.

9.	Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, and if to the Transaction Parties then to the addresses for the Transaction Parties as set forth in the NPA, and if to the Escrow Agent, to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Fax: (561) 514-0832

Email: lanthony@anthonypllc.com

10.	General.

(a)	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles, and any action brought hereunder shall be brought in the courts of the State of Florida, located in Palm Beach County, Florida. Each Party irrevocably waives any objection on the grounds of venue, forum non conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)	This Agreement sets forth the entire agreement and understanding of the Parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)	All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Parties, as well as their respective successors and assigns.

(d)	This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each Party or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any Party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No Party may assign any rights, duties or obligations hereunder unless all other Parties have given their prior written consent.

(e)	If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)	This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the Parties.

11.	No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Other than as specifically set forth herein, nothing in this Agreement, expressed or implied, shall confer on any person or entity other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

12.	Form of Signature. The Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Anthony L.G., PLLC

By:
Name:	Laura Anthony
Title:	Managing Partner

[Signatures continue on following pages]

ZHRH Corporation

By:
Name:	Jean-Michel Doublet
Title:	Chief Executive Officer

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of ZHRH Corporation:

Name	True Signature

Jean-Michel Doublet

James P. Bond

By:
Name:	James P. Bond

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by the following on behalf of James P. Bond:

Name	True Signature

James P. Bond

Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date: March ____, 2022

Anthony L.G., PLLC
Attn: Laura Anthony
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Email: lanthony@anthonypllc.com
Fax: (561) 514-0832

Dear Ms. Anthony:

In accordance with the terms of Section 2 of the Escrow Agreement dated as of March 7, 2022 (the “Escrow Agreement”), by and between among (i) ZHRH Corporation, a Nevada corporation (“ZHRH”); (ii) James P. Bond (“Buyer”); and (iii) Anthony L.G., PLLC (the “Escrow Agent”), the Transaction Parties, as required by the Escrow Agreement, hereby notify and direct the Escrow Agent to disburse the Escrow Funds or portions thereof as follows, effective as of March ___, 2022.

Defined terms used herein without definition shall have the meanings given in the Escrow Agreement.

PLEASE HOLD OR DISTRIBUTE ESCROW FUNDS AS FOLLOWS:

Recipient	Amount	Wire Instructions
Escrow Agent, for payment of fees pursuant to the Escrow Agreement and for outstanding legal fees:	$____________

Domestic Wires:

Chase Bank
270 Park Ave
NY, NY 10017
ABA# 021000021
For Credit To: Anthony L.G., PLLC, Operating Account
Account Number - 201306179

International Wires:

Chase Bank
270 Park Ave
NY, NY 10017
Swift Code CHASUS33
For Credit To: Anthony L.G., PLLC, Operating Account
Account Number – 201306179

ACH Payments Use Routing # 267084131

To ZHRH Corporation:	$____________
To James P. Bond:	$____________

This instruction may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one document, binding on all of the Parties.

[Signatures appear on following pages]

Very truly yours,

ZHRH Corporation

By:
Name:	Jean-Michel Doublet
Title:	Chief Executive Officer

James P. Bond

By:
Name:	James P. Bond